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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2000
                    INVESTMENT COMPANY ACT FILE NO. 811-4800
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM N-2

                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 14

                 DRESDNER RCM GLOBAL STRATEGIC INCOME FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                Four Embarcadero Center, San Francisco, CA 94111
                    (Address of Principal Executive Offices)

                                  (415)954-5400
              (Registrant's Telephone Number, including Area Code)

                               Robert J. Goldstein
                 Dresdner RCM Global Strategic Income Fund, Inc.
                             Four Embarcadero Center
                             San Francisco, CA 94111
                     (Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. __

It is proposed that this filing will become effective (check appropriate box)

__ when declared effective pursuant to Section 8(c)

If appropriate check the following box:

__ this post-effective amendment designates a new effective date for a previously filed post-effective amendment.

__ this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act and the Securities Act registration statement number of the earlier effective registration statement for the same offering is -_____.


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                                     PART C


ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

         Amended and Restated By-laws, as adopted June 8, 2000 by the Registrant's Board of Directors, is filed herewith as Exhibit 2.a. Old Exhibits 2.a through 2.c are hereby deleted.

         Code of Ethics of the Registrant, its Investment Adviser and Subadviser, as adopted or approved, as the case may be, June 8, 2000 by the Registrant's Board of Directors, is filed herewith as Exhibit 2.r.

                                    SIGNATURE



         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California, on the 13th day of July 2000.

                                                  DRESDNER RCM GLOBAL STRATEGIC
                                                  INCOME FUND, INC.


                                                  By /s/Robert J. Goldstein
                                                        Robert J. Goldstein
                                                        Secretary
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                                  EXHIBIT LIST

EXHIBIT NO.       DESCRIPTION                                   METHOD OF FILING
-----------       -------------                                 ----------------

2.a.              Amended and Restated By-laws                  Filed Herewith.

2.r.              Code of Ethics of the Registrant, its         Filed Herewith
                  Investment Adviser and Subadviser,
                  adopted/approved under Rule 17j-1
                  under the 1940 Act